                                                                     EXHIBIT 2.3

                             FUNDS ESCROW AGREEMENT

     This Agreement is dated as of the 10th day of June, 1999 among The Recovery Network, Inc. (the "Company"), the parties identified on Schedule A hereto, ("Subscriber" or "Subscribers"), and Grushko & Mittman (the "Escrow Agent"):

                              W I T N E S S E T H:

     WHEREAS, the Company and Subscriber have entered into Subscription Agreements ("Subscription Agreement") calling for the sale by the Company of the Company's common stock ("Common Stock") to the Subscribers for the aggregate purchase price of $500,000 and issuance of $.01 par value common stock ("Commission Shares") set forth on Schedule A hereto and issuance of Common Stock Purchase Warrants ("Placement Warrants") to Placement Agents in the denominations set forth on Schedule A to the Subscription Agreement (hereinafter defined), against payment of the aggregate purchase price; and

     WHEREAS, the parties hereto require the Company to deliver the Common Stock, Commission Shares, Placement Warrants and other documents against payment therefor, with such Common Stock, Commission Shares, Placement Warrants, documents and payment to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

     NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                 INTERPRETATION

     1.1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

     (a) "Agreement" means this Agreement and all amendments made hereto by written agreement among the parties;

     (b) "Common Stock" means $.01 par value common stock of the Company to be issued to the Subscribers in the amounts designated on Schedule A hereto.

     (c) "Commission Shares" means the $.01 par value common stock of the Company to be issued to the Placement Agents in the amount designated on Schedule A to the Subscription Agreement.


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

     (d) "Placement Warrants" means common stock purchase warrants of the Company issued to the Placement Agents in the amount designated on Schedule A to the Subscription Agreement.

     (e) "Escrowed Payment" means the sum of up to $500,000 to be held in escrow by the Escrow Agent on behalf of the Company and Subscribers.

     (f) Subscription Agreement" means the Subscription Agreement entered or to be entered into by the Company and Subscribers in reference to the Common Stock, Commission Shares, and Placement Warrants, with the exhibits thereto.

     (g) "Opinion" means the original legal opinion described in Section 3 of the Subscription Agreement.

     (h) Collectively, the Common Stock, Commission Shares, Placement Warrants, Subscription Agreements signed on behalf of the Company, and Opinion are referred to as "Company Documents."

     (i) Collectively, the Escrowed Payment and Subscription Agreements (without exhibits) signed on behalf of the Subscribers are referred to as "Subscriber Documents."

     1.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

     1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.6. Governing Law. This Agreement shall be governed by and construed in




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

accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

     1.7. Jurisdiction and Consents to Service of Process. The Company and the Subscriber each hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of New York and of any Federal Court located in the State of New York, each as may have competent jurisdiction, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, waive trial by jury, and waive personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such person at such person's address for purpose of notice hereunder.

     1.8.  Fees. The Company shall pay the Escrow Agent the fee described in
Section 6 of the Subscription Agreement. This fee shall be paid by proportionate deduction from the Escrowed Payment deliverable to the Company, but only if a portion of the Escrowed Payment is to be released to the Company pursuant to this Agreement.

                                   ARTICLE II

                         DELIVERIES TO THE ESCROW AGENT

     2.1. Delivery of Company Documents to Escrow Agent. On or about the date hereof, the Company shall deliver to the Escrow Agent the Company Documents.

     2.2. Delivery of Subscriber Documents to Escrow Agent. On or about the date hereof, the Subscriber shall deliver to the Escrow Agent the Subscriber Documents and the Escrowed Payment pursuant to the following wire transfer instructions:

                                 Citibank, N.A.
                                  250 Broadway
                         New York, New York 10007, USA
                             ABA Number: 0210-00089

                        For Credit to: Grushko & Mittman
                               IOLA Trust Account
                          Account Number: 037-45208884

     2.3. Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

     2.4. Escrow Agent to Deliver Company Documents and Subscriber Documents. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III

              RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

     3.1 Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

     (a) Upon receipt by the Escrow Agent of the Company Documents and the corresponding Subscriber Documents, the Escrow Agent will release the Company Documents to the Subscribers and Placement Agents and the corresponding Subscriber Documents will be released to the Company. The corresponding Commission Shares, and Placement Warrants will be delivered to the Placement Agents identified on Schedule A to the Subscription Agreement. The Company will provide written facsimile or original instructions to the Escrow Agent as to the disposition of all funds releasable to the Company. The fees described in
Section 1.8 hereof will be deducted from the funds releasable to the Company and delivered to the Escrow Agent.

     (b) In the event the Escrow Agent does not receive Company Documents and the corresponding Subscriber Documents prior to June 22, 1999, then the Escrow Agent will return the Company Documents to the Company, and return the Subscriber Documents to the Subscribers.

     (c) Upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

     (d) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion must be reasonably satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

     3.2 Acknowledgment of Company and Subscriber; Disputes. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.


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

                                   ARTICLE IV

                          CONCERNING THE ESCROW AGENT


     4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

     (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof;
(iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow
Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

     (b) The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

     (c) In the event the Company does not receive its portion of the Escrowed Payment, then the Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees) incurred in connection with the performance of its duties and responsibilities hereunder.

     (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will


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

issue to the Escrow Agent a Joint Instruction authorizing delivery of the Notes and Escrowed Payment to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Notes and Escrowed Payment with the clerk of any such court.

     (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow Subscriber, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

     (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

     (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber or Placement Agent, as the case may be, in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

     (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2. Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

     (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

     (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or


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

entity by reason of such compliance.

                                   ARTICLE V

                                GENERAL MATTERS

     5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

     5.2 Notices. All notices, request, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been received one (1) day after being sent by telecopy (with copy delivered by regular mail):

     (a)  If to the Company, to:

          The Recovery Network, Inc.
          1411 Fifth Street, Suite 200
          Santa Monica, CA 90401
          (310) 393-5749 (Telecopier)

     (b) If to the Subscriber, to: the addresses and telecopier numbers listed on Schedule A hereto.

     (c)  If to the Escrow Agent, to:

          Grushko & Mittman
          Attorneys at Law
          277 Broadway, Suite 801
          New York, New York 10007
          (212) 227-5865 (telecopier)

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

     5.3 Interest. Interest will not be payable to the Subscriber or Company in connection with the Escrowed Payment.

     5.4 Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.5 Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any


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

respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]









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

     5.7 AGREEMENT. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.


                              -------------------------------------
                              THE RECOVERY NETWORK, INC.

                              /s/ [Signature Illegible]
                              -------------------------------------
                              AUSTOST ANSTALT SCHAAN

                              -------------------------------------
                              BALMORE FUNDS S.A.

                              -------------------------------------
                              AMRO INTERNATIONAL S.A.

                              -------------------------------------
                              NESHER, INC.

                              -------------------------------------
                              GUARANTEE & FINANCE CORP.

                              -------------------------------------

                              ESCROW AGENT:

                              By:
                                 ---------------------------------
                                          GRUSHKO & MITTMAN

     5.7 AGREEMENT. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.


-------------------------------------
THE RECOVERY NETWORK, INC.


-------------------------------------
AUSTOST ANSTALT SCHAAN


-------------------------------------
BALMORE FUNDS S.A.


/s/ [Signature Illegible]
-------------------------------------
AMRO INTERNATIONAL S.A.


-------------------------------------
NESHER, INC.


-------------------------------------
GUARANTEE & FINANCE CORP.


-------------------------------------


ESCROW AGENT:


By:
   ---------------------------------
         GRUSHKO & MITTMAN

     5.7 AGREEMENT. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.


-------------------------------------
THE RECOVERY NETWORK, INC.


-------------------------------------
AUSTOST ANSTALT SCHAAN


-------------------------------------
BALMORE FUNDS S.A.

/s/ [Signature Illegible]
-------------------------------------
AMRO INTERNATIONAL S.A.


-------------------------------------
NESHER, INC.


-------------------------------------
GUARANTEE & FINANCE CORP.


-------------------------------------


ESCROW AGENT:


By:
   ---------------------------------
         GRUSHKO & MITTMAN

     5.7 AGREEMENT. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.


-------------------------------------
THE RECOVERY NETWORK, INC.


-------------------------------------
AUSTOST ANSTALT SCHAAN


-------------------------------------
BALMORE FUNDS S.A.


-------------------------------------
AMRO INTERNATIONAL S.A.

/s/ [Signature Illegible]
-------------------------------------
NESHER, INC.


-------------------------------------
GUARANTEE & FINANCE CORP.


-------------------------------------


ESCROW AGENT:


By:
   ---------------------------------
         GRUSHKO & MITTMAN

     5.7 AGREEMENT. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.


/s/ [Signature Illegible]
-------------------------------------
THE RECOVERY NETWORK, INC.


-------------------------------------
AUSTOST ANSTALT SCHAAN


-------------------------------------
BALMORE FUNDS S.A.



-------------------------------------
AMRO INTERNATIONAL S.A.


-------------------------------------
NESHER, INC.

/s/ [Signature Illegible]
-------------------------------------
GUARANTEE & FINANCE CORP.


-------------------------------------


ESCROW AGENT:


By:
   ---------------------------------
         GRUSHKO & MITTMAN




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


                      SCHEDULE A TO FUNDS ESCROW AGREEMENT



                                             PURCHASE                 COMPANY
SUBSCRIBERS                                  PRICE                    SHARES
AUSTOST ANSTALT SCHAAN                       $100,000.00              100,000
7440 Fuerstentum
Lichenstein
Landstrasse 163
Fax: 011-431-534532895

BALMORE FUNDS, S.A.                          $100,000.00              100,000
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262

AMRO INTERNATIONAL, S.A.                     $100,000.00              100,000
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH 8022
Fax: 011-411-262-55120

NESHER, INC.                                 $ 50,000.00               50,000
c/o Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639

GUARANTEE & FINANCE, CORP.                   $ 50,000.00               50,000
Vallarino P.H.
Calle 52, Panama
Fax: 011-5252944675

TO BE IDENTIFIED                             $100,000.00              100,000

TOTALS                                       $500,000.00              500,000



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